UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2003

Bremer Financial Corporation
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-18342 (Commission File Number)	41-0715583 (I.R.S. Employer Identification No.)

445 Minnesota St., Suite 2000, St. Paul, MN (Address of principal executive offices)	55101-2107 (Zip Code)

(Registrant's telephone number, including area code) (651) 227-7621

Not applicable
(Former name or former address, if changed since last report)

Item 5.   Other Events and Regulation FD Disclosure.

On October 8, 2003, Bremer Financial Corporation issued a press release naming Patrick J. Donovan as Executive Vice President and Chief Operating Officer. Attached hereto as Exhibit 99.1 is a copy of the press release, which is hereby incorporated by reference herein.

Item 7.   Financial Statements and Exhibits.

(c)	Exhibits:

99.1	Press release of Bremer Financial Corporation dated October 8, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 08, 2003.	Bremer Financial Corporation

By:	/s/Stan K. Dardis Stan K. Dardis President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press release of Bremer Financial Corporation dated October 08, 2003.